UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2015

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin

(Address of principal executive offices, including zip code)

(920) 892-9340

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 20, 2015, Orion Energy Systems, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC (the “Underwriter”) relating to an underwritten public offering of 4,750,000 shares (the “Shares”) of the Company’s common stock, no par value per Share (the “Offering”). All of the Shares are being sold by the Company. The price to the public is $3.50 per Share, and the Underwriter has agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.3075 per Share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriter an option to purchase up to an additional 712,500 shares of common stock on the same terms within 30 days from the date of the Underwriting Agreement to cover over-allotments, if any. The net proceeds from the sale of the Shares, after deducting the Underwriter’s discount and other offering expenses, are expected to be approximately $15.2 million.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-193411) filed with the Securities and Exchange Commission and declared effective on February 3, 2014. A prospectus supplement relating to the Offering has been filed with the Securities and Exchange Commission. The closing of the Offering is expected to take place on or about February 25, 2015, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 7.01.	Regulation FD Disclosure

The Company’s press release dated February 20, 2015 regarding the pricing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01(d).	Financial Statements and Exhibits.

Exhibit 1.1 Purchase Agreement dated as of February 20, 2015 among the Company and Craig-Hallum Capital Group LLC

Exhibit 5.1 Opinion of Foley & Lardner LLP regarding legality of securities.

Exhibit 23.1 Consent of Foley & Lardner LLP (included in Opinion filed as Exhibit 5.1).

Exhibit 99.1 Press release dated February 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: February 20, 2015	By:	/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer

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